                                                     Registration No. 333-______

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                                ______________

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     under

                          THE SECURITIES ACT OF 1933
                                ______________


                              GLOBIX CORPORATION
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                                               13-3781263
--------------------------------------------------------------------------------
(State or other jurisdiction                               (I.R.S. Employer
  of incorporation)                                         Identification
                                                                 Number)

 139 Centre Street, New York, New York                           10013
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)

                            2001 Stock Option Plan
                          2001 Restricted Stock Plan
                         ----------------------------
                           (Full Title of the Plans)

                           Arnold N. Bressler, Esq.
                   Milberg Weiss Bershad Hynes & Lerach LLP
                            One Pennsylvania Plaza
                         New York, New York 10119/0165
                  -------------------------------------------
                    (Name and address of agent for service)

                                (212) 594-5300
                      -----------------------------------
                    (Telephone number, including area code,
                             of agent for service)

Approximate date of commencement of proposed sale to the public:
As Soon As Practicable After Registration Statement Becomes Effective.

                                Page 1 of 6 Pages
                        Exhibit Index Begins on Page II-2
                  (Facing Page Continued on the Following Page)

                         (Continuation of Facing Page)


                        CALCULATION OF REGISTRATION FEE


                                                  ----------------------------------------------
                                                  Proposed              Proposed
 Title of                                         Maximum               Maximum
Securities                   Amount               Offering              Aggregate              Amount of
  to be                      to be                Price Per             Offering              Registration
Registered                 Registered             Share (1)             Price (1)                 Fee
-------------------------------------------------------------------------------------------------------------
Common Shares,               5,063,490             $3.01 (2)         $15,241,104.90              $3,810.28
par value $.01               shares
per share

___________________________

(1)  Estimated solely for the purpose of calculating the registration fee.

(2) Based upon the average of the high and low prices of the Common Shares on the NASDAQ National Market on May 18, 2001 of $3.01 per share.

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional indeterminate number of shares as may become issuable pursuant to anti-dilution and adjustment provisions of any options to purchase shares registered hereby.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Commission (File No. 1-14168) pursuant to the Securities Exchange Act of 1934 are incorporated by reference into this Registration Statement:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed December 29, 2000;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000, filed February 13, 2001; and

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed May 14, 2001.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interest of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Officers and Directors.

          The Company's Certificate of Incorporation limits the liability of Directors to the maximum extent permitted by Delaware General Corporation Law. Delaware law provides that the directors of a corporation will not be personally liable to such corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit. The Company's By-laws provide that the Company shall indemnify its directors and officers under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

Exhibit
Number                                  Description
------                                  -----------

10.25 2001 Stock Option Plan -- incorporated by reference to Registrant's Proxy Statement on Schedule 14A filed on March 23, 2001.

10.26 2001 Restricted Stock Plan -- incorporated by reference to Registrant's Proxy Statement on Schedule 14A filed on March 23, 2001.

23        Consent of Arthur Andersen LLP.

Item 9.   Undertakings.

(a)       The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22nd day of May, 2001

                                   GLOBIX CORPORATION



                                   By:    /s/ Marc H. Bell
                                      --------------------------------------
                                            Marc H. Bell,
                                          Chairman and Chief
                                           Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date:    May 22, 2001                /s/ Marc H. Bell
                                   ------------------------------------
                                          Marc H. Bell,
                                       Chairman, Chief Executive
                                        Officer and Director

Date:    May 22, 2001
                                   ____________________________________
                                         Robert B. Bell, Director


Date:    May 22, 2001                /s/ Martin Fox
                                   ------------------------------------
                                          Martin Fox, Director


Date:    May 22, 2001                /s/ Jack Furst
                                   ------------------------------------
                                          Jack Furst, Director


Date:    May 22, 2001                /s/ Michael Levitt
                                   ------------------------------------
                                          Michael Levitt, Director


Date:    May   , 2001
                                   ____________________________________
                                         Sid Paterson, Director


Date:    May   , 2001
                                   ____________________________________
                                         Anthony St. John, Director


Date:    May 22, 2001                /s/ Harshad Shah
                                   ------------------------------------
                                          Harshad Shah, Director

Date:    May   , 2001              ____________________________________
                                         Richard Videbeck, Director

Date:    May 22, 2001                /s/ Brian L. Reach
                                   ------------------------------------
                                          Brian L. Reach,
                                     Senior Vice President and
                                      Chief Financial Officer

Date:    May 22, 2001                /s/ Shawn P. Brosnan
                                   ------------------------------------
                                          Shawn P. Brosnan,
                                     Vice President, Corporate Controller
                                      and Chief Accounting Officer